SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2004

barnesandnoble.com inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-26063	13-4048787

(Commission File Number)	(IRS Employer Identification No.)

76 Ninth Avenue, New York, NY	10011

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (212) 414-6000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events and Required FD Disclosure

      On May 27, 2004, barnesandnoble.com inc. (the “Company”) issued a press release announcing the results of its special meeting of stockholders held on May 27, 2004 and completion of its previously announced merger with a wholly owned subsidiary of Barnes & Noble, Inc. (“Barnes & Noble”). At the special meeting, the Company’s stockholders approved and adopted the Agreement and Plan of Merger, dated as of January 8, 2004, among Barnes & Noble, B&N.com Holding Corp., a wholly owned subsidiary of Barnes & Noble (“B&N Holding”), B&N.com Acquisition Corp., a wholly owned subsidiary of B&N Holding (“B&N Acquisition”) and the Company, pursuant to which B&N Acquisition was merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). As a result of the completion of the Merger, the Company became a privately held corporation wholly owned by Barnes & Noble, and the Company’s shares will no longer be listed on the NASDAQ National Market. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 7.	Financial Statements, Financial Information and Exhibits

(c) Exhibits

99.1	Press Release of barnesandnoble.com inc., dated May 27, 2004.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

barnesandnoble.com inc.
(Registrant)

By:	/s/ Kevin M. Frain

Name: Kevin M. Frain
Title: Chief Financial Officer

Date: May 27, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of barnesandnoble.com inc., dated May 27, 2004.